Exhibit 2B

This AMENDMENT NO. 1 TO THE MASTER TRANSFER AGREEMENT (this "Amendment") dated as of February 22, 2000, between and among France Telecom ("FT"), a societe anonyme duly organized under the laws of France, Deutsche Telekom AG ("DT"), an Aktiengesellschaft duly organized under the laws of Germany, NAB Nordamerika Beteiligungs Holding GmbH ("NAB"), a limited liability company duly organized under the laws of Germany and a wholly owned subsidiary of DT, Atlas Telecommunications S.A. ("Atlas"), a societe anonyme duly organized under the laws of Belgium, Sprint Corporation ("Sprint"), a corporation duly organized under the laws of Kansas, United States of America, Sprint Global Venture, Inc. ("Sprint Sub"), a corporation duly organized under the laws of Kansas, United States of America, and the JV Entities set forth on Schedule II of the Master Transfer Agreement, as defined below (the "JV Entities"). FT, DT, NAB, Atlas, Sprint, Sprint Sub and the JV Entities are collectively referred to herein as the "Parties". Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Master Transfer Agreement.

                                       W I T N E S S E T H:

WHEREAS, Sprint has agreed to sell, and FT and DT have agreed to purchase, Sprint's interests in the Joint Venture pursuant to the terms and conditions of a Master Transfer Agreement, dated as of January 21, 2000 (the "Master Transfer Agreement"), between and among FT, DT, NAB, Atlas, Sprint, Sprint Sub, and the JV Entities;

WHEREAS, the closing of the sale of Sprint's interests in the Joint Venture pursuant to the terms and conditions of the Master Transfer Agreement is taking place on the date hereof, immediately following the execution and delivery of this Amendment; and

WHEREAS, pursuant to and in accordance with Section 10.09(a) of the Master Transfer Agreement, the Parties wish to amend, modify and supplement the Master Transfer Agreement and the Transition Plan attached thereto as Annex A, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

Section 1. Amendment of Recent Ordinary Course Obligations. As of the date hereof, the definition of "Recent Ordinary Course Obligations" in Section 1.01 (Certain Defined Terms), shall be amended, by deleting,"(b) Subject Claims arising between the Signing Date and the Closing Date", and replacing "(c)", "(d)" and "(e)", with "(b)", "(c)", and "(d)", respectively.

Section 2. Amendment to Schedule for sale of Dedicated Assets. Notwithstanding anything to the contrary contained in the Master Transfer Agreement or the Transition Plan, and specifically amending Section 2.07(f) of the Master Transfer Agreement and Section 10 of the Transition Plan, the Parties hereby agree to the following amended time schedule with respect to the sale of dedicated assets by Sprint to the Joint Venture in accordance with Section 10 of the Transition Plan:

     No later than March 1, 2000 the Joint Venture will notify Sprint in writing which assets it intends to purchase from the list of assets provided by Sprint pursuant to Section 10 of the Transition Plan (the "Notification Date"), and the delivery of and payment for such assets selected shall take place at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 a.m. on the fifth Business Day following the Notification Date (subject to any other arrangements that may need to be made under regulatory considerations), or at such other time and place as shall be agreed upon by the Parties in writing.

Section 3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

Section 4. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

Section 5. No Third-Party Beneficiaries. This Amendment is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

IN WITNESS WHEREOF, this Amendment No. 1 to the Master Transfer Agreement executed on behalf of the Parties by their respective duly authorized officers, all as of the date first above written.


                        FRANCE TELECOM

                        By: /s/ Jacques Champeaux
                        Name: Jacques Champeaux
                        Title: Group Executive President Large Business Division


                        DEUTSCHE TELEKOM AG

                        By: /s/ Kevin Copp
                        Name: Kevin Copp
                        Title: Head of International Legal Affairs


                        NAB NORDAMERIKA BETEILIGUNGS HOLDING GMBH

                        By: /s/ Dr. Joachim Peckert
                        Name: Dr. Joachim Peckert
                        Title: Managing Director

                        By: /s/ Heinz Klesing
                        Name: Heinz Klesing
                        Title: Managing Director


                        ATLAS TELECOMMUNICATIONS, S.A.

                        By: /s/ Bruno Brochier
                        Name: Bruno Brochier
                        Title: Co-Chairman and Co-Managing Director

                        By: /s/ Thomas Zimmer
                        Name: Thomas Zimmer
                        Title: Co-Chairman and Co-Managing Director


                        SPRINT CORPORATION

                        By: /s/ Tom Gerke
                        Name: Tom Gerke
                        Title: Vice President - Law, General Business and
                               Technology


                        SPRINT GLOBAL VENTURE, INC.

                        By: /s/ Tom Gerke
                        Name: Tom Gerke
                        Title: Vice President


                        GLOBAL ONE COMMUNICATIONS, L.L.C.

                        By: /s/ Michel Huet
                        Name: Michel Huet
                        Title: General Proxyholder


                        GLOBAL ONE COMMUNICATIONS GBN HOLDING, LIMITED

                        By: /s/ Michel Huet
                        Name: Michel Huet
                        Title: Officer

                        GLOBAL ONE COMMUNICATIONS WORLD OPERATIONS, LIMITED

                        By: /s/ Michel Huet
                        Name: Michel Huet
                        Title: Officer


                        GLOBAL ONE COMMUNICATIONS WORLD HOLDING, B.V.

                        By: /s/ Michel Huet
                        Name: Michel Huet
                        Title: General Proxyholder


                        GLOBAL ONE COMMUNICATIONS WORLD SERVICE, B.V.

                        By: /s/ Michel Huet
                        Name: Michel Huet
                        Title: General Proxyholder


                        GLOBAL ONE COMMUNICATIONS EUROPE, L.L.C.

                        By: /s/ Michel Huet
                        Name: Michel HUET
                        Title: General Proxyholder


                        GLOBAL ONE COMMUNICATIONS HOLDING, B.V.

                        By: /s/ Michel Huet
                        Name: Michel Huet
                        Title: General Proxyholder

                        GLOBAL ONE COMMUNICATIONS SERVICE, B.V.

                        By: /s/ Michel Huet
                        Name: Michel Huet
                        Title: General Proxyholder


                        GLOBAL ONE COMMUNICATIONS OPERATIONS, LIMITED

                        By: /s/ Michel Huet
                        Name: Michel Huet
                        Title: General Proxyholder





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